UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 4, 2022

Cruzani, Inc.
(now known as)
Bowmo, Inc.
(Exact name of registrant as specified in its charter)

Wyoming	001-39933	26-414571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Wall Street, Suite 891 New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 398-0002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock	BOMO	OTC Markets - Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events.

The Company occasionally borrows from creditors who pay certain operating  expenses of the Company directly to the vendor.  This arrangement simplifies the payment processing. However,  during the second quarter of calendar year 2022, the following notes, totaling $29,810,  were not included on the face of the Company’s financial statements.

While, the Company does not feel the inclusion of these notes in the Company’s financial statements was material, we are nevertheless apprising the market that such indebtedness exists and will be accounted for, with appropriate accrued interest, during the Company’s third quarter, which will end on September 30, 2022. The notes are as follows:

Date of note	Creditor	Amount of Note	Maturity Date	Description
4-1- 22	Trillium Partners, L.P.	$11,000.00	3-31-23	Payment of audit fees, includes $1,000 Original issue discount, 10% interest, convertible at $.0001/share
4-14-22	Trillium Partners, L.P.	$11,000.00	4-14-23	Payment of audit fees, includes $1,000 Original issue discount, 10% interest, convertible at $.0001/share
6-1-22	Trillium Partners, L.P.	$7,800.00	6-1-23	Payment of audit fees, includes $710 Original issue discount, 10% interest, convertible at $.0001/share

This filing does not update any other events that might have occurred since the filing of the form 10-Q or 10-Q/A for the quarter ended June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOWMO, INC.

Date: October 12 , 2022	By:	/s/ Michael E. Lakshin
Michael E. Lakshin
President and Chairman of the Board